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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to incorporation by reference in this registration statement filed on Form S-8 of our report dated February 28, 2001 (December 19, 2001, as to paragraph 3 of Note 6 and Note 44), relating to the financial statements, which appear in Amendment No. 2 to the Form 20-F of Bayer AG filed on January 15, 2002.

Essen, Germany
January 25, 2002



PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft



/s/ V. LINKE                                /s/ J. SCHILLING
---------------                             ----------------
V. Linke                                    J. Schilling
Wirtschaftsprufer                           Wirtschaftsprufer